COMMITMENT  AGREEMENT

     This COMMITMENT AGREEMENT (this "Agreement") dated as of August 16, 1999, is made by and between Comercializadora Lufravic, S.A. de C.V., a Mexican sociedad an nima de capital variable ("Lufravic"), and Telscape International Inc., a corporation incorporated under the laws of Texas ("Telscape", and collectively with Lufravic, the "Parties").

     WHEREAS, each of the Parties is an entity duly organized and validly existing under the laws of their respective places of incorporation.

     WHEREAS, it is the intention of Recovery Equity Investors 11, L.P. a limited partnership incorporated under the laws of the State of Delaware, U.S.A. ("Recovery"), subject to certain terms and conditions, to invest in the capital stock of Telscape by way of subscription and payment of Series C Preferred Stock shares to be issued by Telscape (the "Investment" and the date on which the Investment occurs, the "Investment Date").

     WHEREAS, on the Investment Date, Recovery and Telscape intend to enter into a number of agreements and other governing documents (the "Closing").

     WHEREAS, at Closing, Recovery will effectively hold an equity participation in the capital stock of Telscape.

     WHEREAS, Telscape is interested in having Lufravic participate, subject to the terms and conditions set forth herein, in the capital stock of Telscape and therefore become a shareholder thereof if, and to the extent that, the Investment is made by Recovery in the capital stock of Telscape.

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and obligations hereinafter set forth, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. COMMITMENT. Subject to the terms and conditions set forth herein, Telscape hereby commits itself to grant to Lufravic, at Closing, 400,000 (four hundred thousand) common shares representing the capital stock of Telscape (subject to any restrictive legend required by the Securities Act of 1993, as amended), and issue in favor of Lufravic a warrant to purchase 100,000 shares of common stock of Telscape International, Inc. at a strike price of U.S.$7.50 (Seven Dollars 50/100 U.S.) with an expiration date of 5 (five) years from date of issuance. The warrant shall be issued substantially in the form attached hereto as Exhibit 1. For the purposes hereinabove provided, Lufravic will be entitled to attend the Closing, so as to receive at such time the shares and the warrant.


2. ACKNOWLEDGEMENT. Lufravic acknowledges and agrees that at time of Closing it will not hold any Series "N" shares issued by Telereunion, S.A. de C.V. 3.


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3.   TERMINATION.  The  provisions  of  this  Agreement  and  the  rights  and obligations created thereby shall terminate in respect of all Parties if the Investment is not made.

4. AMENDMENT AND WAIVER. Any provision of this Agreement may be altered, supplemented, amended, or waived by the unanimous written consent of all Parties herein. Such alteration, supplement, amendment or waiver shall be binding upon all Parties. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5. ASSIGNMENT. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of each of the Parties. No such assignment shall relieve any party from its obligations hereunder.

6. NOTICES. All notices, requests and other communications to any party shall be in writing (including telex, facsimile transmission or similar writing) and shall be given to such party by messenger, telex, or facsimile transmission
(a) at its address, facsimile number or telex number set forth on the signature pages hereof, or (b) such other address, facsimile number or telex number as a party may hereafter specify for the purpose by notice to each of the other Parties. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in or pursuant to this Section 6 and electronic confirmation of receipt is received, or (iii) if given by messenger or any other means, when delivered at the address specified in or pursuant to this Section 6.

7. COUNTERPARTS. This Agreement may be executed in two or more counterparts and each counterpart shall be deemed to be an original and which counterparts together shall constitute one and the same agreement of the Parties hereto.

8. SECTION HEADINGS. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Agreement or any provisions hereof.

9. GOVERNING LAW. For any and all matters concerning the interpretation and enforcement of this Agreement, the Parties hereby expressly submit themselves to the application of the laws of the United Mexican States.

10. ARBITRATION. The Parties agree to use their best efforts to reach an agreement with respect to any dispute, controversy or difference between them arising out of or relating to this Agreement. To this end, they shall consult and negotiate with each other in good faith to reach a just and equitable


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solution  satisfactory  to  all  Parties.  If  they do not reach such a solution within a period of twenty (20) working days, any party may refer the matter to arbitration.

The arbitration shall be settled in accordance with the International Commercial Arbitration Rules of the American Arbitration Association.

The disputes or controversies will be settled by one (1) arbitrator which Lufravic and Telscape shall select. Should the arbitrator fail to be appointed within the period of one (1) month, the American Arbitration Association, domiciled in New York, New York, U.S.A., upon request, may choose any person whom it deems suitable.

The arbitration, including the rendering of the decision, shall take place in the city of Mexico and shall be administered by the American Arbitration Association, unless otherwise agreed by the Parties. The arbitration shall be conducted in Spanish. Any decision or arbitral award shall be based on the provisions of this Agreement; provided, however, that to the extent that the subject matter for the decision or award is not set forth within this Agreement, it shall be based on the laws of the United Mexican States.

The Parties agree that the arbitration award: (i) shall be conclusive, final and binding upon the corresponding Parties to the arbitration; (ii) shall be the sole and exclusive remedy between the Parties regarding any and all claims and counterclaims presented to the arbitrator, and (iii) if containing elements of injunctive relief may be made in such interim manner (pending final resolution of the controversy presented) as the arbitrator may deem appropriate to protect the interests of any aggrieved or potentially aggrieved party.

The Parties further acknowledge that, according to Mexican law, prior to or during the arbitration process any of them may request a competent court to adopt preventive measures. To this end, the Parties expressly agree to submit themselves to the preventive measures ("Medidas Preparatorias, de Aseguramiento y Precautorias") contained in the Titulo Cuarto, Capitulo Unico of the Mexican Codigo Federal de Procedimientos Civiles, and that they will abide by any such measures so adopted by a competent court.

The Parties also agree: (i) that their decision to resolve their disputes by arbitration as provided in this Agreement is an explicit submittance to the enforcement and execution of the arbitration award and any judgment thereon; and
(ii) that the arbitration award and any judgment thereon, if unsatisfied, may be entered in and shall be enforceable by the courts and governmental agencies of any nation having jurisdiction over the person or property of the party against whom the arbitration award has been rendered.

In the event any party to this Agreement commences legal proceedings to enforce the arbitration award, the expenses of such litigation (including reasonable attorney's fees and costs of court awarded by a court of competent jurisdiction) shall be borne by the party or Parties not prevailing therein.


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The  validity  of this clause shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (New York, July 10, 1958), to which the United Mexican States and the United States of America are Parties.

Notwithstanding the foregoing, the Parties will obtain the agreement of arbitrator to the following: (i) the arbitrator shall provide a written ruling, stating in separate sections the finding of fact and conclusions of law on which their ruling is based, (ii) their ruling shall be due no later than ninety (90) days after their final hearing and within twelve (12) months after commencement of the arbitration, and (iii) any arbitration award shall include the expenses of such arbitration (including reasonable attorney's fees, experts' fees and the arbitrator's fees) such that all such expenses shall be borne by the party or Parties not prevailing therein.

11. WAIVER OF IMMUNITY. To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid or execution, or otherwise) with respect to itself or its property, such party hereby irrevocably -waives such immunity in respect of its obligations under any of this Agreement to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 11 shall have effect to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and are intended to be irrevocable for purposes of such Act.

12. LANGUAGE. This Agreement is executed in English and Spanish versions, both of which are binding for the Parties, it being understood that in the event of doubt as to the interpretation of the documents or any inconsistency between both versions, the Spanish version shall prevail in all cases.

13. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the Parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

14. CUMMULATIVE RIGHTS. The rights of each of the Parties under this Agreement are cumulative and in addition to all similar and other rights of the Parties under other agreements.

15. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the Parties under this Agreement shall not be materially and adversely affected thereby (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (e) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall '6e added automatically as a part of this Agreement a


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legal,  valid  and  enforceable  provision  as similar in terms to such illegal, invalid,  or  unenforceable  provision  as  may  be  possible.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Parties or the duly authorized officers of each of the Parties, as appropriate, effective as of the date first written above.

     Telscape  International,  Inc.

     By:  [SIGNATURE]
     Name:  Todd  Binet
     Title:  President
     Address  for  notices:
     2700  Post  Oak,  Blvd.  Suite  1000
     Houston,  TX  77057

     Fax:

     Tel:

     Comercializadora  Lufravic,  S.A.  de  C.V.
     By:   [SIGNATURE]
     Name:  Alberto  Mendez  Plaza
     Title:  President
     Address  for  notices:
     Kepler  161  Col.  Nuevo  Anzures
     CP  11590

     Fax:

     Tel:  55310091


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